Exhibit 10.5

MOBIQUITY TECHNOLOGIES, INC.

September 20, 2021

Continental Stock Transfer & Trust Company

1 State Street Floor 30

New York. NY 10004

Ladies and Gentlemen:

Mobiquity Technologies, Inc., a New York corporation (the "Company”) and Blue Lake Partners, LLC, a Delaware limited liability company (the '"Investor") have entered into a securities purchase agreement on September 20, 2021 (the “Agreement”), pursuant to which the Company issued that certain promissory note dated September 20, 2021 in the original principal amount of $562,500.00 (the "Note”) and Warrant (as defined in the Agreement) (the “Warrant”).

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of common stock ("shares") of the Company (initially, 210,937 shares) for issuance upon conversion of the Note and/or exercise of the Warrant in accordance with the terms thereof. The amount of shares so reserved may be increased, from time to time, only upon the written instructions of the Company.

The ability to convert the Note in a timely manner is a material obligation of the Company pursuant to the Note. The ability to exercise the Warrant in a timely manner is a material obligation of the Company pursuant to the Warrant. Provided you, Continental Stock Transfer & Trust Company (the “Transfer Agent”), are acting as transfer agent at the time and provided no single issuance is greater than 4.99% of the issued and outstanding shares of the Company, your firm is hereby irrevocably authorized and instructed to within two (2) Trading days issue shares of Common Stock of the Company to the Investor upon your receipt from the Investor (provided, however, that the Investor must concurrently provide the following items to the Company as well) of: (i) a notice of conversion under the Note (each a "Conversion Notice") and/or a notice of exercise under the Warrant (each an "Exercise Notice") executed by the Investor, (ii) an opinion of the Company's counsel or counsel of the Investor, confirming that the shares may be issued upon conversion of the Note and/or exercise of the Warrant without any transfer restrictions pursuant to an effective resale registration statement or pursuant to the exemption provided by Rule 144 (or any other available exemption) under the Securities Act of 1933, as amended (the “Securities Act”), and (iii) copies of all supporting prospectus or supporting documentation (a seller's representation letter and a broker's representation letter if the shares have been held less than twelve months). Such shares should be issued at the option of the Investor as specified in the Notice of Conversion either (i) electronically by crediting the account of a Prime Broker with the Depository Trust Company through its Deposit Withdrawal at Custodian ("DWAC") system provided the Investor causes its broker or bank to initiate a DWAC deposit or (ii) in certificated form without any restrictive legend which would restrict the transfer of the shares, provided however that if such shares are not able to be sold pursuant to an effective resale registration statement or pursuant to the exemption provided by Rule 144 (or any other available exemption) under the Securities Act and you have received an opinion from the Company's or Investor's counsel that the issuance of the shares is exempt from registration under the Securities Act and when issued the shares will be fully paid and non-assessable, then the issued certificates for such shares shall bear the following restrictive legend:

THE SECUR1TIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS. THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT OR OTHER APPLICABLE EXEMPTION.

Except with respect to issuances pursuant to conversions under the Note and exercises under the Warrant as provided in this instruction letter, the shares shall remain in the created reserve with the Transfer Agent until counsel to the Investor and an authorized officer of the Company provides joint written instructions to the Transfer Agent that the shares or any part of them shall be taken out of the reserve and shall no longer be subject to the terms of these instructions.

The Company hereby authorizes you to disclose to the Investor, after the Investor's request from time to time, the number of shares Authorized, Issued and Outstanding and the Reserve balance.

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The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein. the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability including any claim which may be made or asserted by the Company, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company and the Investor in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard and without liability on the advice of counsel, including counsel selected by you.

The Board of Directors of the Company has approved these irrevocable instructions and does hereby extend the Company's irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Company agrees that in the event that you resign as the Company's transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company within five (5) business days. The Company acknowledges that we will have the right to complete any issuance or conversion request received in good order prior to our resignation. It is also understood that you are permitted to resign without any stipulated conditions.

The Investor is intended to be and is a beneficiary hereof and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Notwithstanding any other provision hereof, the Company and the Investor understand that you shall not be required to perform any issuance of the Shares if (a) such an issuance or transfer of Shares is in violation of any state or federal securities laws or regulations or (b) the issuance of the Shares is prohibited or stopped as required or directed by a court order from a court of competent jurisdiction. Additionally, Company and Investor understand that you shall not be required to perform any issuance of the Shares if Company is in default of its payment obligations under its agreement with you.

Very truly yours,

MOBIQUITY TECHNOLOGIES, INC.

By:   /s/ Dean Julia

Name: DEAN JULIA

Title: CHIEF EXECUTIVE OFFICER

Acknowledged and Agreed:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:   /s/ Michael Mullings

Name: Michael Mullings

Title: CCO

Acknowledged and Agreed:

BLUE LAKE PARTNERS, LLC

By:   /s/ Craig Kesselman

Name: CRAIG KESSELMAN

Title: MEMBER

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